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                      AMES DEPARTMENT STORES, INC.            Exhibit 20-A
                        JANUARY RESULTS VS. PLAN                Page 2 of 2
                            MANAGEMENT FORMAT
                              (In Millions)


                                        Jan, 1996 (Unaud)  Fiscal 1995 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $49.7    $54.3    $30.4    $15.2

Cash Flow from Operations:
   Net Income (Loss)                       (27.2)    (8.0)    (1.6)    17.4
   Non-Cash Income Tax Exp (Ben)           (10.4)    (3.4)       -      7.5
   Other                                    25.5      0.6     31.5      6.7
                                        ------------------------------------
Cash Provided by (Used in) Operations      (12.1)   (10.8)    29.9     31.6

Changes in Working Capital:
   FIFO Inventory (increase) decrease        3.1     (6.9)    28.0     13.9
   Trade Payables increase (decrease)      (16.3)    (9.5)   (18.1)     2.6
   All Other                               (11.6)    (8.0)    (7.7)     0.4
                                        ------------------------------------
Net Changes in Working Capital             (24.8)   (24.4)     2.2     16.9

Capital Expenditures                        (2.1)    (0.3)   (27.2)   (25.0)

Other:
   ST Borrowings (Payments) - Revolver       4.3        -      4.3        -
   Capital Lease Payments                   (0.3)    (0.3)    (4.1)    (5.2)
   Long-Term Debt Payments                     -     (1.5)   (19.6)   (15.2)
   Financing Fee Payments                   (0.5)    (0.2)    (1.7)    (1.5)
                                        ------------------------------------
Total Other                                  3.5     (2.0)   (21.1)   (21.9)
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv   (35.5)   (37.5)   (16.2)     1.6
                                        ------------------------------------

Ending Cash & Cash Equivalents             $14.2    $16.8    $14.2    $16.8
                                        ====================================
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(a)As reported on Form 8-K dated August 18, 1995


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